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                                                                   EXHIBIT 23(d)

                          [LETTERHEAD OF ERNST & YOUNG]




CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions 'Summary - ING Summary Selected Consolidated Financial Data', 'Selected Consolidated Financial data of ING' and 'Experts' and to the use of our report dated March 16, 2000, in the Registration Statement (Form F-4) and related Prospectus/Proxy Statement of ING Groep N.V., filed on June 27, 2000.


Amsterdam, The Netherlands

June 27, 2000


/s/  Ernst & Young Accountants